                                                             Exhibit 99.B(a)(14)

                              ING SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

     ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to, and does hereby, amend its charter (the "Charter") as currently in effect.

          FIRST: The names of the following series of the Corporation are hereby changed, as indicated below:

     CURRENT NAME                                    NEW NAME
     ------------                                    --------
     ING Strategic Allocation Balanced Fund          ING Strategic Allocation Moderate Fund

     ING Strategic Allocation Income Fund            ING Strategic Allocation Conservative Fund

     SECOND: The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The foregoing amendment shall be effective on April 28, 2006.

     The undersigned Executive Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on this 28th day of April, 2006.

WITNESS:                                    ING Series Fund, Inc.

/s/ Theresa K. Kelety                       /s/ Robert S. Naka
-------------------------------             ---------------------------------
Name: Theresa K. Kelety                     Name: Robert S. Naka
Title: Secretary                            Title: Executive Vice President